Exhibit 99.1

KINGSWAY REPORTS Third QUARTER 2024 FINANCIAL RESULTS

Management to Host Conference Call Today at 5 p.m. ET

Chicago - (November 6, 2024) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three and nine months ended September 30, 2024.

Third Quarter 2024 Consolidated Financial Highlights

●	Consolidated revenue increased 9.5% to $27.1 million for the three months ended September 30, 2024, compared to $24.8 million in the prior year period
o	Extended Warranty revenue increased 3.4% to $17.8 million in the third quarter of 2024, compared to $17.3 million in the third quarter of 2023

o	Kingsway Search Xcelerator (“KSX”) revenue increased by 23.3% to $9.3 million in the third quarter of 2024, compared to $7.5 million in the third quarter of 2023

●	Consolidated net loss was $2.3 million for the three months ended September 30, 2024, compared to a net loss of $0.7 million in the prior year period.

●

Twelve month run-rate adjusted EBITDA for the operating companies of $18.5 million to $19.5 million (which includes the results of Image Solutions); run-rate is intended to capture the 12-month earnings of what the company currently owns or has recently acquired and is not intended to be forward-looking guidance

●	Adjusted consolidated EBITDA increased 27.8% to $2.9 million for the three months ended September 30, 2024, compared to $2.3 million in the prior year period
o	Extended Warranty adjusted EBITDA was $2.1 million in the third quarter of 2024 compared to $2.1 million in the year ago period.

o

KSX adjusted EBITDA was $1.3 million in the third quarter of 2024 (which excludes the results of Image Solutions) compared to $1.1 million in the year ago period. The prior year period excludes DDI and has only a partial month of SPI.

Recent Business Highlights

●

Purchased Image Solutions LLC (“Image Solutions”), an information technology managed services provider (IT MSP) for $19.5 million, plus transaction expenses and a working capital adjustment, in an all-cash transaction.

●	Appointed Rob Casper as the newest Operator-in-Residence (“OIR”) in the Company’s KSX platform.

●	Completed the sale of VA Layfette subsidiary, netting cash proceeds of $1.1 million

John T. Fitzgerald, President and Chief Executive Officer of Kingsway, said, “Our acquisition pipeline remains healthy and active. In the third quarter, we completed the purchase of Image Solutions, an attractive information technology services business with compelling economics and an established presence in a growing market. We remain disciplined in our pursuit of acquisition targets while we continue to see great interest from exceedingly talented entrepreneurs in joining our KSX platform. With each new acquisition we are building a robust portfolio of great businesses that are delivering results and are poised for growth and additional upside.

“For the third quarter, our consolidated revenues increased nearly 10% year-over-year. There are emerging signs of strength in our Extended Warranty segment businesses, and within KSX, solid execution is driving solid operational performance as industry-specific headwinds begin to abate.”

Balance Sheet Highlights

●	Year-to-date through November 1, 2024, repurchased 312,850 shares of common stock at a cost of $2.5 million under its securities repurchase program.

●	Purchased the remaining 10% interest in IWS for $2.5 million; the Company now owns 100% of IWS.

●	The Company had total net debt of $52.0 million as of September 30, 2024, compared with $35.3 million as of December 31, 2023.

●	Issued 330,000 shares of convertible preferred stock for proceeds of $8.25 million, which was used in the purchase of Image Solutions.

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Wednesday, November 6, 2024

Time: 5 p.m. Eastern Time

Toll Free: 888-506-0062; Code: 427731

International: 973-528-0011; Code: 427731

Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/51576

Conference Call Replay Information

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 51576

Replay Webcast Link:  https://www.webcaster4.com/Webcast/Page/2928/51576

About the Company

Kingsway (kingsway-financial.com) is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The company serves the extended warranty industry through its operating subsidiaries:

Auto Warranty

●	IWS (iwsgroup.com)
●	Penn Warranty (pennwarranty.com)
●	Preferred Warranties (preferredwarranties.com)

HVAC/Facility Warranty

●	Trinity Warranty Solutions (trinitywarranty.com)

The company serves the business services industry through its operating subsidiaries:

B2B Services

●	Ravix Group (ravixgroup.com), CSuite Financial (Csuitefinancialpartners.com)
●	Image Solutions (istechology.com)

Healthcare Services

●	Digital Diagnostic Imaging (ddimagingusa.com)
●	Secure Nursing Services (securenursing.com)

Vertical Market Software

●	Systems Products International (spisoftware.com)

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2023 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Company Inquiries: Kingsway Financial Services Inc. Kent Hansen, CFO (312) 766-2163 khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Net Income (Loss)	$(8,310)	$(2,311)	$(2,186)	$(2,328)	$(1,485)

Non-GAAP Adjustments:
Discontinued operations	2,058	135	(167)	213	1,877
Changes in fair value; realized gains/losses (1)	512	(176)	60	411	217
Employee related expenses (2)	2,624	990	412	467	755
Other items (3)	2,688	956	590	61	1,081
Depreciation, amortization, tax and interest expense	10,459	3,343	3,659	3,280	177
Total Non-GAAP Adjustments	18,341	5,248	4,554	4,432	4,107

Non-GAAP Adjusted Consolidated EBITDA	$10,031	$2,937	$2,368	$2,104	$2,622

	Twelve Months Ended	For the Three Months Ended
	9/30/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP Net Income (Loss)	$8,158	$(675)	$(1,667)	$27,839	$(17,339)

Non-GAAP Adjustments:
Discontinued operations	15,339	(122)	(110)	(107)	15,678
Changes in fair value; realized gains/losses (1)	(2,155)	174	(1,225)	145	(1,249)
Employee related expenses (2)	1,900	479	368	383	670
Other items (3)	4,090	334	1,633	591	1,532
Gain on extinguishment of debt (4)	(31,616)	—	—	(31,616)	—
Gain on sale of PWSC (5)	(342)	(342)	—	—	—
Depreciation, amortization, tax and interest expense	14,447	2,450	2,780	5,164	4,053
Total Non-GAAP Adjustments	1,663	2,973	3,446	(25,440)	20,684

Non-GAAP Adjusted Consolidated EBITDA	$9,821	$2,298	$1,779	$2,399	$3,345

(1)

Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).

(2)

Employee related expenses includes charges relating to severance and consulting agreements pertaining to former key employees; non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).

(3)

Other items include:  legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; expense relating to the settlement of all remaining Amigo claims; and other non-recurring items.

(4)

Gain on extinguishment of debt consists of a $31.6 million gain related to the repurchase of TruPs debt having a principal amount of $75.5 million and results from removing the fair value of the debt ($56.1 million), deferred interest payable ($23.0 million) and accumulated other comprehensive income ($27.2 million) liabilities; the trust preferred debt repurchase options ($17.7 million) and accrued income receivable ($0.6 million) assets.  See Note 11 "Debt," to the unaudited consolidated interim financial statements, for further discussion.

(5)	Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Operating Income for Extended Warranty segment	$6,405	$1,704	$1,244	$1,076	$2,381

Non-GAAP Adjustments:
Investment income (1)	1,254	327	315	311	301
Gain (loss) on sale of investments (2)	28	-	6	9	13
Depreciation	211	41	56	52	62
Total Non-GAAP Adjustments	1,493	368	377	372	376

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,898	$2,072	$1,621	$1,448	$2,757

	Twelve Months Ended	For the Three Months Ended
	9/30/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP Operating Income for Extended Warranty segment	$7,361	$1,778	$1,392	$1,432	$2,759

Non-GAAP Adjustments:
Investment income (1)	953	273	256	231	193
Gain (loss) on sale of investments (2)	101	14	12	98	(23)
Depreciation	244	57	62	64	61
Total Non-GAAP Adjustments	1,298	344	330	393	231

Non-GAAP adjusted EBITDA for Extended Warranty segment	$8,659	$2,122	$1,722	$1,825	$2,990

(1)   Investment income arising as part of Extended Warranty segment’s minimum holding requirements.

(2)   Realized Gains (losses) resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	9/30/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
GAAP Operating Income for KSX segment	$4,984	$1,144	$1,441	$1,343	$1,056

Non-GAAP Adjustments:
Employee costs (1)	525	120	139	138	128
Investment income (2)	117	27	68	10	12
Depreciation (3)	290	22	180	64	24
Total Non-GAAP Adjustments	932	169	387	212	164

Non-GAAP adjusted EBITDA for KSX segment	$5,916	$1,313	$1,828	$1,555	$1,220

	Twelve Months Ended	For the Three Months Ended
	9/30/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
GAAP Operating Income for KSX segment	$5,322	$1,003	$1,616	$1,577	$1,126

Non-GAAP Adjustments:
Employee costs (1)	322	87	78	87	70
Investment income (2)	43	15	17	11	-
Total Non-GAAP Adjustments	365	102	95	98	70

Non-GAAP adjusted EBITDA for KSX segment	$5,687	$1,105	$1,711	$1,675	$1,196

(1)	Costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting.